UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2011

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV 89052

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01 Other Events.

On December 10-11, 2011, at the 53rd annual meeting of the American Society of Hematology (“ASH”), Spectrum Pharmaceuticals, Inc. (the “Company”) unveiled its repositioning campaign for its drug ZEVALIN®. A copy of the press release describing the campaign is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

At the ASH meeting, impressive evidence supporting the safety and efficacy of ZEVALIN was presented. A copy of the press release describing key scientific papers on ZEVALIN at ASH is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The data presented at ASH further encourages the Company to advance its clinical development program for ZEVALIN. Among other initiatives in 2012, the Company announced it plans to conduct a Phase 3 study in Diffuse Large B-Cell Lymphoma and a trial to evaluate ZEVALIN in previously untreated follicular non-Hodgkin’s lymphoma patients. It is expected that these trials will accrue patients from sites throughout the world. At one meeting at ASH on December 11, 2011, Rajesh C. Shrotriya, MD, Chairman of the Board, Chief Executive Officer, and President of the Company mentioned that data from ASH encourages the Company to pursue such a global clinical development program and to also work toward obtaining rights to ZEVALIN in additional territories. After highlighting the safe harbor disclosures pertaining to forward looking statements at this December 11, 2011 meeting at ASH, Dr. Shrotriya remarked that the Company currently anticipates that annual revenues could range from $180 million to $200 million. As with all forward looking statements, there can be no assurance that such results will be achieved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 12, 2011.
99.2	Press Release dated December 12, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2011

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Brett L. Scott
Brett L. Scott Senior Vice President and Acting Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 12, 2011
99.2	Press Release dated December 12, 2011

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